Exhibit 99.1

Contact:
Amy C. Chang
Vice President, Investor Relations
866.861.3229

AMN HEALTHCARE ANNOUNCES SECOND QUARTER 2014 RESULTS

Quarterly revenue of $251 million above the high end of guidance, adjusted EPS of $0.19

SAN DIEGO – (July 31, 2014) – AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s innovator in workforce solutions and staffing services, today announced second quarter 2014 financial results exceeded the Company’s guidance for revenue and adjusted EBITDA. Second quarter financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q2 2014	% Change Q2 2013	YTD June 30, 2014	% Change YTD June 30, 2013
Revenue	$250.9	(1%)	$491.8	(3%)
Gross profit	$77.2	4%	$151.1	3%
Net income	$7.2	(14%)	$14.8	(7%)
Diluted EPS	$0.15	(17%)	$0.31	(6%)
Adjusted Diluted EPS*	$0.19	6%	$0.35	3%
Adjusted EBITDA*	$23.3	9%	$44.5	5%

*	See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

•	Second quarter consolidated revenue exceeded expectations due primarily to strong performance in the Nurse and Allied Healthcare Staffing segment driven by improving market trends and execution.

•	The quarterly sequential revenue growth of 4% was driven by 11% growth in the Locum Tenens segment and 1% growth in the Nurse and Allied Healthcare Staffing segment.

•	Gross margin of 30.8% for the second quarter represented a record high and year-over-year improvement of 150 basis points.

•	Second quarter adjusted EBITDA margin of 9.3% improved 90 basis points over prior year.

•	In April, the Company refinanced its then-existing credit facilities with a new credit agreement and initial rate reduction of approximately 175 basis points.

“Market trends strengthened across all of our segments as we progressed through the second quarter, contributing to a stronger than expected performance and a brighter outlook for the remainder of the year. The improved market dynamics coupled with the solid execution of our team delivered sequential increases in revenue, gross margin, adjusted EBITDA margin, and adjusted EPS. It is clear that our leadership position in providing MSP, VMS, and other workforce solutions continues to enable AMN to deliver differentiated value to our clients,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “We also continue to make progress in our long-term strategic initiatives, such as expansion of our workforce solution offerings and investments in our recruitment and infrastructure technologies, to deliver a best-in-class, differentiated client and clinician experience.”

Second Quarter 2014 Results

For the second quarter of 2014 consolidated revenue was $251 million, a decrease of 1% from the same quarter last year and an increase of 4% sequentially. Second quarter revenue for the Nurse and Allied Healthcare Staffing segment was $166 million, down 2% from the same quarter last year and up 1% sequentially. Locum Tenens Staffing segment revenue in the second quarter was $74 million, an increase of 2% from the same quarter last year and 11% sequentially. Second quarter Physician Permanent Placement Services segment revenue was $11 million, a decrease of 3% from the same quarter last year and an increase of 1% sequentially.

Second quarter gross margin of 30.8% was 150 basis points higher than the same quarter last year and 10 basis points higher sequentially. The year-over-year increase was due to gross margin improvement across all business segments, as well as the addition of the higher-margin ShiftWise business.

SG&A expenses for the second quarter were $56 million, representing 22.1% of revenue, compared to $55 million in both the same quarter last year and the prior quarter. The year-over-year increase in SG&A expenses was due primarily to the additional SG&A expenses from the ShiftWise business.

Second quarter net income was $7 million and net income per diluted share was $0.15. Excluding non-cash charges to interest expense associated with execution of a new credit agreement, adjusted net income per diluted share was $0.19. Second quarter adjusted EBITDA was $23 million, compared to $21 million in both the same quarter last year and the prior quarter. Adjusted EBITDA margin of 9.3% reflected a 90 basis point increase over prior year and was driven by the improvement in gross margin. The 50 basis point sequential improvement was due mainly to a favorable professional liability adjustment.

At June 30, 2014, cash and cash equivalents totaled $6 million. Second quarter cash flow provided by operations was $6.2 million and capital expenditures were $4 million. The Company ended the quarter with total debt outstanding of $155 million, with a leverage ratio of 1.9 to 1.

Business Trends and Outlook

The Company expects consolidated third quarter 2014 revenue of $254 million to $258 million, with sequential growth expected in all business segments. Gross margin is expected to be approximately 30.5%. SG&A expenses as a percentage of revenue are expected to be between 22.5% and 23.0%. Adjusted EBITDA margin is expected to be approximately 8.5%.

About AMN Healthcare

AMN Healthcare is the innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. AMN Healthcare’s workforce solutions - including managed services programs, vendor management systems, and recruitment process outsourcing - enable providers to successfully reduce complexity, increase efficiency and improve patient outcomes within the rapidly evolving healthcare environment. The Company provides unparalleled access to the largest network of quality clinicians and physicians through its innovative recruitment strategies and breadth of career opportunities. Clients include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups and many other healthcare settings. AMN Healthcare disseminates news and information about the Company through its website, which can be found at www.amnhealthcare.com.

Conference Call on July 31, 2014

AMN Healthcare Services, Inc.’s second quarter 2014 conference call will be held on Thursday, July 31, 2014, at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1059 in the U.S. or (612) 234-9959 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. A telephonic replay of the call will be available at 7:30 p.m. Eastern Time on July 31, 2014, and can be accessed until 11:59 p.m. Eastern Time on August 14, 2014, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 330576.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, (2) adjusted EBITDA margin, and (3) adjusted EPS. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA and adjusted EBITDA margin serve as industry-wide financial measures, and it uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures, or may be calculated differently than other similarly title captioned non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled Supplemental Financial and Operating Data under the caption entitled “Reconciliation of Non-GAAP Items” or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended. Such statements include expectations regarding 2014 third quarter revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company based these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Contact:

Amy C. Chang

Vice President, Investor Relations

866.861.3229

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Revenue	$250,913	$253,943	$240,881	$491,794	$506,063
Cost of revenue	173,754	179,530	166,925	340,679	358,643

Gross profit	77,159	74,413	73,956	151,115	147,420

	30.8%	29.3%	30.7%	30.7%	29.1%
Operating expenses:
Selling, general and administrative	55,567	54,551	54,667	110,234	108,158
	22.1%	21.5%	22.7%	22.4%	21.4%
Depreciation and amortization	4,010	3,240	3,820	7,830	6,530

Total operating expenses	59,577	57,791	58,487	118,064	114,688

Income from operations	17,582	16,622	15,469	33,051	32,732
Interest expense, net and other	4,629	3,130	1,846	6,475	5,989

Income before income taxes	12,953	13,492	13,623	26,576	26,743
Income tax expense	5,760	5,093	5,993	11,753	10,781

Net income	$7,193	$8,399	$7,630	$14,823	$15,962

Other comprehensive income (loss)	(37)	(28)	(9)	(46)	65

Comprehensive income	$7,156	$8,371	$7,621	$14,777	$16,027

Net income per common share:
Basic	$0.15	$0.18	$0.16	$0.32	$0.35

Diluted	$0.15	$0.18	$0.16	$0.31	$0.33

Weighted average common shares outstanding:
Basic	46,479	46,039	46,354	46,416	45,927

Diluted	47,836	47,837	47,917	47,876	47,759

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Revenue
Nurse and allied healthcare staffing	$165,894	$170,138	$163,450	$329,344	$346,903
Locum tenens staffing	74,309	72,708	66,871	141,180	138,164
Physician permanent placement services	10,710	11,097	10,560	21,270	20,996

	$250,913	$253,943	$240,881	$491,794	$506,063

Reconciliation of Non-GAAP Items:
Segment operating income(1)
Nurse and allied healthcare staffing	$22,032	$20,128	$19,972	$42,004	$42,602
Locum tenens staffing	7,818	4,908	6,873	14,691	9,800
Physician permanent placement services	2,187	2,289	2,131	4,318	4,530

	32,037	27,325	28,976	61,013	56,932
Unallocated corporate overhead	8,694	5,985	7,868	16,562	14,490

Adjusted EBITDA(2)	23,343	21,340	21,108	44,451	42,442
Adjusted EBITDA margin(3)	9.3%	8.4%	8.8%	9.0%	8.4%
Depreciation and amortization	4,010	3,240	3,820	7,830	6,530
Share-based compensation	1,751	1,478	1,819	3,570	3,180
Interest expense, net and other	4,629	3,130	1,846	6,475	5,989

Income before income taxes	12,953	13,492	13,623	26,576	26,743
Income tax expense	5,760	5,093	5,993	11,753	10,781

Net income	$7,193	$8,399	$7,630	$14,823	$15,962

GAAP based diluted net income per share (EPS)	$0.15	$0.18	$0.16	$0.31	$0.33
Adjustments:
Loss on debt extinguishment	0.04	0.00	0.00	0.04	0.01

Adjusted diluted EPS (4)	$0.19	$0.18	$0.16	$0.35	$0.34

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Gross Margin
Nurse and allied healthcare staffing	29.1%	27.2%	29.0%	29.0%	27.4%
Locum tenens staffing	29.8%	29.0%	29.9%	29.8%	28.5%
Physician permanent placement services	63.5%	62.7%	63.0%	63.3%	62.6%
Operating Data:
Nurse and allied healthcare staffing
Average clinicians on assignment (5)	5,565	5,924	5,633	5,599	6,070
Locum tenens staffing
Days filled (6)	49,049	50,127	44,749	93,798	95,484

	As of June 30		As of March 31,
	2014	2013	2014
Leverage ratio (7)	1.9	2.1	2.0

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30, 2014	March 31, 2014 (8)	December 31, 2013 (8)
Assets
Current assets:
Cash and cash equivalents	$5,501	$9,269	$15,580
Accounts receivable, net	151,505	150,840	147,477
Accounts receivable, subcontractor	22,512	18,680	18,271
Deferred income taxes, net	27,983	24,867	24,938
Prepaid and other current assets	27,662	27,616	26,631

Total current assets	235,163	231,272	232,897
Restricted cash, cash equivalents and investments	20,606	21,641	23,115
Fixed assets, net	27,066	24,400	21,158
Deposits and other assets	37,502	35,922	32,279
Goodwill	144,937	144,937	144,642
Intangible assets, net	146,418	148,317	150,197

Total assets	$611,692	$606,489	$604,288

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$65,130	$64,358	$71,081
Accrued compensation and benefits	56,046	56,958	55,949
Revolving credit facility	6,500	10,000	10,000
Current portion of notes payable	7,500	7,500	0
Other current liabilities	4,097	5,212	6,060

Total current liabilities	139,273	144,028	143,090
Notes payable, less current portion and discount	140,625	141,227	148,672
Other long-term liabilities	98,188	96,353	94,784

Total liabilities	378,086	381,608	386,546
Commitments and contingencies
Stockholders’ equity	233,606	224,881	217,742

Total liabilities and stockholders’ equity	$611,692	$606,489	$604,288

AMN Healthcare Services, Inc.

Summary Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31	June 30,
	2014	2013 (8)	2014	2014	2013 (8)
Net cash provided by operating activities	$6,159	$19,475	$991	$7,150	$17,257
Net cash used in investing activities	(1,100)	(3,396)	(4,709)	(5,809)	(6,032)
Net cash used in financing activities	(8,790)	(7,471)	(2,584)	(11,374)	(6,452)
Effect of exchange rates on cash	(37)	(28)	(9)	(46)	65

Net increase (decrease) in cash and cash equivalents	(3,768)	8,580	(6,311)	(10,079)	4,838
Cash and cash equivalents at beginning of period	9,269	1,939	15,580	15,580	5,681

Cash and cash equivalents at end of period	$5,501	$10,519	$9,269	$5,501	$10,519

(1)	Segment operating income represents net income plus interest expense (net of interest income) and other, income taxes, depreciation and amortization, unallocated corporate overhead and share-based compensation expense.
(2)	Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income taxes, depreciation and amortization and share-based compensation expense. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and considers measures used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(3)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(4)	Adjusted EPS represents GAAP EPS excluding the impact of loss on debt extinguishment of $3,113 and $434 for both the three and six months ended June 30, 2014 and 2013, respectively. Management believes such a measure provides a picture of the Company’s results that is more comparable among periods since it excludes the impact of items that may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted EPS). Although management believes the item excluded from adjusted EPS is not indicative of the Company’s operating performance, this items does impact the statement of comprehensive income, and management therefore utilizes adjusted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP EPS.
(5)	Average clinicians on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(6)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours.

(7)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the period to the consolidated adjusted EBITDA for the last twelve months.
(8)	Certain reclassifications have been made to the prior periods’ consolidated financial statements to conform to the current year presentation.